Form of Proxy	This Proxy is solicited by the Management of EnCana

     The undersigned holder of common shares (the “Shareholder”) of EnCana Corporation (“EnCana”) HEREBY APPOINTS Gwyn Morgan of Calgary, Alberta, or failing him, John D. Watson of Calgary, Alberta or instead of either of the foregoing, _______________________________________________________________________________________(•) as proxyholder (the “Proxyholder”) for and in the name of the undersigned to attend the Annual and Special Meeting of Shareholders of EnCana to be held on April 23, 2003 (the “Meeting”) and at any adjournment thereof and to vote the common shares of EnCana (the “EnCana Shares”) registered in the name of the undersigned with all the powers that the undersigned would possess if present at the Meeting. The said Proxyholder is directed to vote such EnCana Shares as specified below. The full text of the resolution referred to in item 3 is set forth in the Information Circular of EnCana dated February 28, 2003 (the “Information Circular”).

1.	Election of Directors: VOTE FOR ☐ or WITHHOLD VOTE ☐ on the election of fourteen directors, as named on pages 3 and 4 of the Information Circular, to hold office until the close of the next annual meeting of shareholders or until their successors are duly elected or appointed.

2.	Appointment of Auditors: VOTE FOR ☐ or WITHHOLD VOTE ☐ on the appointment of PricewaterhouseCoopers LLP as auditors of EnCana and authorizing the Board of Directors to fix their remuneration.

3.	By-law Confirmation: VOTE FOR ☐ or VOTE AGAINST ☐ the resolution confirming the enactment of new By-law No. 1 of EnCana. See page 5 of the Information Circular.

4.	To vote in the Proxyholder’s discretion upon amendments or variations to the matters identified in the Notice of Annual and Special Meeting set forth in the Information Circular and any other business which may properly come before the Meeting or any adjournment thereof.

If the Shareholder does not specify a choice with respect to any matter to be acted upon, the Proxy will be voted “FOR” items 1, 2 and 3 above.

The undersigned revokes any proxies previously given to vote the EnCana Shares covered by this Proxy.

Dated:	2003
	(If no date is shown, this Proxy is deemed to have been dated the day on which EnCana mailed it to the Shareholder).	(Signature of the Shareholder)

		(Please print the name of the Shareholder)

(•)	A Shareholder entitled to vote at the Meeting may appoint a person (who need not be a Shareholder) to attend and act for him and on his behalf at the Meeting other than the persons designated in the form of Proxy. To exercise this right the Shareholder should insert the name of such person in the blank space provided above. Please indicate your voting instruction to your appointee by marking an “X” in the boxes provided.

     If amendments or variations to matters identified in the Notice of Meeting or any other matters properly come before the Meeting or any adjournment thereof, this Proxy confers discretionary authority upon the Proxyholder to vote on such amendments, variations or other matters as such Proxyholder sees fit. At the date of the Notice of Meeting, the management of EnCana knows of no such amendments, variations or other matters to come before the Meeting.

(over)

VOTE BY MAIL: DEADLINE — MUST BE RECEIVED BY APRIL 21, 2003 (3:00 P.M. CALGARY TIME)

Please date this Form of Proxy and sign exactly as the name appears in Box 1 below. If EnCana Shares are held jointly, any one of the joint owners may sign. If the Shareholder is a corporation, please have the duly authorized officers sign on its behalf under corporate seal. When signing as executor, administrator, guardian, trustee or attorney, please give full title as such. A notarially certified copy of the letters probate, letters of administration, power of attorney, or other authority under which such Proxy is signed must be deposited with this Proxy.

To be treated as valid, this Form of Proxy must be completed as specified herein and received by CIBC Mellon Trust Company no later than 3:00 p.m. (Calgary time) on April 21, 2003 via mail (postage prepaid self-addressed envelope is enclosed), or otherwise delivered to CIBC Mellon Trust Company at 600 The Dome Tower, 333 — 7 Avenue S.W., Calgary, Alberta T2P 2Z1, Attention: Proxy Department, or, if the Meeting is adjourned, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the reconvened meeting.

OR	VOTE BY PHONE: DEADLINE — APRIL 21, 2003 (3:00 P.M. CALGARY TIME)

To vote by phone, use any touch-tone phone to transmit your voting instructions. Phone toll-free 1-877-290-3210 (English and French) and follow the instructions the Vote Voice provides you. Have this Form of Proxy available when you call. Your 13-digit Control Number is located in Box 2 below.

OR	VOTE BY INTERNET: DEADLINE — APRIL 21, 2003 (3:00 P.M. CALGARY TIME)

To vote by internet, use the internet to transmit your voting instructions and for electronic delivery of information. Have this Form of Proxy available when you access the website at www.proxyvoting.com/encana. You will be prompted to enter your 13-digit Control Number which is located in Box 2 below.

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF ENCANA FOR USE AT THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 23, 2003. THE ATTENTION OF SHAREHOLDERS IS DIRECTED TO THE INFORMATION CIRCULAR WHICH ACCOMPANIES THIS PROXY.

Box 1		Box 2

Control Number

IMPORTANT NOTICE TO SHAREHOLDERS

Canadian income tax legislation requires that holders of common shares of EnCana Corporation provide their Social Insurance Number (“SIN”) to the person (the issuing company, trustee or agent) who prepares tax information slips on your behalf. If you have not yet provided your SIN, please provide it on this proxy.

NOTE
This requirement only applies to individuals residing in Canada and Canadian citizens residing outside of Canada.

☐☐☐ ■ ☐☐☐ ■ ☐☐☐
SIN (Canada)

If you have any questions, please call CIBC Mellon Trust Company toll free at 1-800-387-0825 in Canada or the U.S.
or at 416-643-5500 outside North America.